Supplement dated August 11, 1999
                     to Prospectus dated July 30, 1999



         The following information supplements and amends the prospectus, dated July 30, 1999, of Security Capital U.S. Realty relating to the offer and sale from time to time by the selling holders named therein of SC-U.S. Realty's 2% Senior Unsecured Convertible Notes due 2003 and the shares into which the notes may be converted. This supplement should be read in conjunction with the prospectus dated July 30, 1999.

         In order to update the information contained in the section entitled "Selling Holders" on page 107, the following line item should be added to the table:


                                 Amount of                  Number of shares
                                 Convertible Notes          into which
                                 Beneficially Owned         Convertible Notes
Name of Selling Holder           Prior to Offering          May be Converted
----------------------           ------------------         -----------------

Public Service Mutual
   Pension Plan                     210,000                    5,542



In addition, the line item referring to Bank of New York should be revised to read as follows:


                                 Amount of                  Number of shares
                                 Convertible Notes          into which
                                 Beneficially Owned         Convertible Notes
Name of Selling Holder           Prior to Offering          May be Converted
----------------------           ------------------         -----------------

Bank of New York                  48,050,000                  1,268,085

                      Supplement dated August 16, 1999
                     to Prospectus dated July 30, 1999



         The following information supplements and amends the prospectus, dated July 30, 1999, of Security Capital U.S. Realty relating to the offer and sale from time to time by the selling holders named therein of SC-U.S. Realty's 2% Senior Unsecured Convertible Notes due 2003 and the shares into which the notes may be converted. This supplement should be read in conjunction with the prospectus dated July 30, 1999.

         In order to update the information contained in the section entitled "Selling Holders" on page 107, the following line item should be added to the table:


                                 Amount of                  Number of shares
                                 Convertible Notes          into which
                                 Beneficially Owned         Convertible Notes
Name of Selling Holder           Prior to Offering          May be Converted
----------------------           ------------------         -----------------

D.E. Shaw Securities, L.P.          1,000,000                   26,390



In addition, the line item referring to Merrill Lynch Global Allocation Fund should be revised to read as follows:


                                 Amount of                  Number of shares
                                 Convertible Notes          into which
                                 Beneficially Owned         Convertible Notes
Name of Selling Holder           Prior to Offering          May be Converted
----------------------           ------------------         -----------------

Merrill Lynch Global
   Allocation Fund                 52,100,000                 1,374,968

                      Supplement dated August 13, 1999
                     to Prospectus dated July 30, 1999



         The following information supplements and amends the prospectus, dated July 30, 1999, of Security Capital U.S. Realty relating to the offer and sale from time to time by the selling holders named therein of SC-U.S. Realty's 2% Senior Unsecured Convertible Notes due 2003 and the shares into which the notes may be converted. This supplement should be read in conjunction with the prospectus dated July 30, 1999.

         In order to update the information contained in the section entitled "Selling Holders" on page 107, the following line item should be added to the table:

                                 Amount of                  Number of shares
                                 Convertible Notes          into which
                                 Beneficially Owned         Convertible Notes
Name of Selling Holder           Prior to Offering          May be Converted
----------------------           ------------------         -----------------

University of Kentucky           390,000                    10,292



In addition, the line item referring to National City Bank should be revised to read as follows:



                                 Amount of                  Number of shares
                                 Convertible Notes          into which
                                 Beneficially Owned         Convertible Notes
Name of Selling Holder           Prior to Offering          May be Converted
----------------------           ------------------         -----------------

National City Bank               30,000                     792